Exhibit 99.2

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                        Distribution Company's revenue)


                    ADC Revenue - Monthly Sales ($, Millions)

                     2000        2001         2002        2003        2004
                     ----        ----         ----        ----        ----
January               246         242          210         239         247
February              269         234          202         231         252
March                 297         250          210         244         289
April                 265         234          227         248         279
May                   286         280          231         241         269
June                  291         223          213         246         292
July                  253         217          219         243         276
August                285         235          226         239         302
September             255         202          215         242         295
October               268         227          240         263         301
November              244         196          210         221         305
December              219         163          188         214


                ADC - 12 Month Rolling Average ($, Millions)


                     2000        2001         2002        2003        2004
                     ----        ----         ----        ----        ----
January               251         265          223         218         240
February              254         262          220         221         242
March                 257         258          217         224         245
April                 258         255          216         225         248
May                   262         255          212         226         250
June                  264         249          211         229         254
July                  265         246          211         231         257
August                268         242          211         232         262
September             268         237          212         234         267
October               269         234          213         236         270
November              268         230          214         237         277
December              265         225          216         239